Exhibit 10.19

HARRISON PROPERTIES

MULTI-TENANT INDUSTRIAL GROSS LEASE

ARTICLE 1: BASIC TERMS. This ARTICLE 1: contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles and Sections of the Lease referred to in this ARTICLE 1: explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01 Date of Lease: January 17, 2020

Section 1.02 Landlord name and address: CADC Partners, LLC, an Arizona Limited Liability Company, 5112 North 40th Street, Suite 105 Phoenix, AZ 85018.

Section 1.03 Tenant name and address: Atieva USA, Inc., a Delaware Corporation, 7373 Gateway Boulevard, Newark, CA 94560, Attn: Legal Department

Section 1.04 Property: The Property is part of Landlord’s multi-tenant real property development known as Casa Grande Distribution Center and described or depicted in Exhibit “A” (the “Project”). The Project includes the land, the buildings and all other improvements located on the land, and the common areas with a street address of 2592 E. Hanna Road. The Property is (include street address, approximate square footage and description): Approximately 190,101 square feet located at 2592 E. Hanna Road, Suites 115 & 120, Casa Grande, AZ 85193 See Exhibit “A “ Site Plan. Tenant has the right to remeasure the Property within 90 days after the Commencement Date and Base Rent will be updated to reflect discrepancies in the square footage.

Section 1.05 Lease Term: 5 years and 2 months. 139,618 square feet, beginning on February 1, 2020 and the additional 50,483 square feet on March 1, 2020, or such other date as is specified in this Lease, and ending March 31, 2025.

Section 1.06 Permitted Uses: (See ARTICLE 5:) General office, industrial, research and development, warehousing, distribution, manufacturing and legally permitted ancillary uses related to the automotive industry including tire and battery storage and battery pack assembly, including using certain portions or all of the Property, including the parking areas, as a foreign trade zone.

Section 1.07 Tenant’s Guarantor: (if none, so state) None

Section 1.08 Tenant’s Broker: Bill Honsaker, Jones Lang LaSalle Americas, Inc. By Separate Agreement.

Section 1.09 Initial Security Deposit: (See Section 3.02) $76,040.40

Section 1.10 Vehicle Parking Spaces Allocated to Tenant: 126 exclusive parking stalls, as shown on Exhibit A. Tenant will have the right to convert trailer parking to create an additional 46 parking stalls for Tenant’s exclusive use. (See Section 4.05(a))

Section 1.11 Rent and Other Charges Payable by Tenant:

(a)      BASE RENT: Seventy-Six Thousand and Forty and-----------------40/00Dollars ($76,040.40) per month (calculated based on $0.40 per square foot) for 60 months, as provided in Section 3.01.

(b)      OTHER PERIODIC PAYMENTS: (i) Real Property Taxes above the “Base Real Property Taxes” (See Section 4.02); and (ii) Utilities (See Section 4.03).

RENTAL TAX. In addition to the Base Rent and other periodic payments, the Tenant shall pay to the Landlord an amount equal to the amount of transaction privilege tax (a/k/a rental tax) imposed by the state of Arizona or any of its political subdivisions.

Section 1.12 Costs and Charges Payable by Landlord: (a) Base Real Property Taxes (See Section 4.02); (b) Insurance Premiums (See Section 4.04(b)); (c)      Maintenance of Common Areas (See Section 4.05(b)); (d) Maintenance and Repair (See Section 6.03); and (e) Certain Damages (See ARTICLE 7:).

Section 1.13 Landlord’s Share of Profit on Assignment or Sublease: (See Section 9.04(a)(i)) (50%) of the Profit (the “Landlord’s Share”).

Section 1.14 Riders: The following Riders are attached to and made a part of this Lease: (if none, so state, delete inapplicable exhibits) Exhibit “A” Site Plan, Exhibit “B” Notice of Lease Term Dates, Exhibit “C” Tenant Improvements.

ARTICLE 2:        LEASE TERM

Section 2.01 Lease of Property For Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The “Commencement Date” shall be the first date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease. Landlord represents and warrants to Tenant that (i) it has the full right and power to execute and perform this Lease and to grant and convey the estate demised herein; (ii) owns the Project in fee simple, subject only to recorded title matters; (iii) access to the Property is by public rights of way and/or nonterminal private easements; and (iv) as of the execution date, Landlord is not aware of and has not received notice of any newly enacted, pending, proposed or threatened legal requirement, condemnation, or litigation which would in any way prevent or inhibit the use of the Property by Tenant as contemplated by this Lease.

Initials	(Multi-Tenant Gross Form 3/12/12)	Initials

Section 2.02 Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Commencement Date; however, the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant. In addition, Tenant will receive a credit equal to one day of Base Rent for each day after February 1, 2020 with respect to Suite 115 and March 1, 2020 with respect to the entire Property until Landlord has delivered possession of all of the Property as required herein. If Landlord does not deliver complete possession to all of the Property to Tenant within sixty (60) days after the Commencement Date, Tenant may give notice of intent to cancel this Lease by giving written notice to Landlord. If Tenant gives such notice and the Landlord does not deliver possession to Tenant within ten (10) days of Landlord’s receipt of Tenant’s notice of intent to cancel this Lease, then for a period of not more than thirty (30) days thereafter, Tenant may cancel this Lease upon notice to Landlord. If Tenant does not cancel this Lease within such period, then Tenant may invoke this provision again at any time after the expiration of such thirty (30) day period by giving another ten (10) day notice of intent to cancel. Upon any cancellation under this section, the Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other, except for the return of any deposit by Tenant. Within thirty (30) days after Landlord has delivered possession of the Property to Tenant as required hereunder, Landlord and Tenant shall execute a document in the form attached as Exhibit B confirming the Commencement Date and other pertinent dates.

Section 2.03 Early Occupancy. Tenant shall be entitled to enter the Property at any time after full execution and delivery of this Lease for the purpose of measuring, planning, and installing Tenant’s improvements, fixtures, and equipment, and any other use permitted under Section 1.06. If Tenant occupies the Property prior to the Commencement Date, Tenant’s occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall not pay Base Rent and all other charges specified in this Lease for the early occupancy period.

Section 2.04 Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all direct, actual damages which Landlord incurs from Tenant’s delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant’s occupancy of the Property shall be a “month-to-month” tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased after 60 day grace period by twenty-five percent (25%). Any holding over by the Tenant shall be subject to termination, provided that the Landlord or Tenant gives the other not less than 30 days written notice of termination.

ARTICLE 3:       BASE RENT.

Section 3.01 Time and Manner of Payment. Tenant is entitled to rent abatement for the first and second full months of the Lease Term. Commencing on the first day of the third month of the Lease Term (i.e., February 1, 2020 assuming the Commencement Date has not been delayed), Tenant shall pay Landlord the Base Rent in the amount stated in Section 1.11 (a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand unless otherwise provided herein. The Base Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing.

Section 3.02 Security Deposit; Increases. Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.09 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant that Tenant has not cured subject to the notice and grace periods provided in Article 10. If Landlord uses any part of the Security Deposit for an uncured Tenant default, Tenant shall restore the Security Deposit to its full amount within thirty (30) days after Landlord’s written request. Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

Section 3.03 Termination; Advance Payments. Upon termination of this Lease under ARTICLE 7: (Damage or Destruction), ARTICLE 8: (Condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant’s successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease. Landlord’s obligations under this Section 3.03 will survive the expiration or earlier termination of the Lease.

ARTICLE 4: OTHER CHARGES PAYABLE BY TENANT

Section 4.01 Additional Rent. All charges payable by Tenant other than Base Rent are called “Additional Rent.” Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term “rent” shall mean Base Rent and Additional Rent.

Initials	(Multi-Tenant Gross Form 3/12/12)	Initials

Section 4.02 Property Taxes.

(a)      Real Property Taxes. Landlord shall pay the “Base Real Property Taxes” on the Property during the Lease Term. Base Real Property Taxes are real property taxes applicable to the Property as shown on the tax bill for the base year 2020. However, if the structures on the Property are not completed by the tax lien date of such tax fiscal year, the Base Real Property Taxes are the taxes shown on the first tax bill showing the full assessed value of the Property after completion of the structures. Tenant shall pay Landlord the amount, if any, by which the real property taxes during the Lease Term exceed the Base Real Property Taxes. Subject to (c), Tenant shall make such payments within thirty (30) days after receipt of Landlord’s statement showing the amount and computation of such increase. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. BASE YEAR 2020.

(b)      Definition of “Real Property Tax.” “Real property tax” means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, or assessment imposed by any taxing authority against the Property; (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord’s interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. “Real property tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes, any late fees, penalties or interest attributable to Landlord’s failure to timely pay any invoice or Landlord’s failure to comply with the rules or regulations of the taxing authority, or any special assessments or impact fees related to the development of property not directly benefiting Tenant.

(c)      Joint Assessment. If the Property is not separately assessed, Real Property Taxes will be proportionately assessed based on the square footage of the Property related to the total square footage of the Project. Tenant shall pay such share to Landlord within thirty (30) days after receipt of Landlord’s written statement and supporting documentation therefor.

(d)      Personal Property Taxes.

(i)    Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

(i)    If any of Tenant’s personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

Section 4.03 Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property for Tenant’s consumption. However, if any services or utilities are jointly metered with other property, Landlord shall make a good faith and reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord in monthly in arrears. At Landlord’s election, Landlord may base such charges on the prior year’s annual amount spread equally over the 12 months of the current year. Exterior lighting billed back on a prorated share.

Section 4.04 Insurance Policies.

(a)      Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Section 4.04(a) shall (i) be primary and non-contributing; and (ii) contain cross-liability endorsements. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease. Landlord shall obtain, at its sole cost and expense, comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

(b)      Property Insurance.

(i)    Tenant. During the Lease Term, Tenant shall maintain policies of insurance covering loss of or damage to the furniture, fixtures, equipment and other tangible and intangible personal property that is located on or within the Property and/or stored in any portion of the common area (to the extent that Tenant is allowed to use the common area for that purpose, such as vehicles, storage sheds and the like) in the full amount of its replacement value. Such policy shall contain an endorsement for inflation and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils that are reasonably necessary; provided that Tenant shall not be obligated to insure any of the Property, nor tangible personal property and/or fixtures belonging to the Landlord, if any.

Initials	(Multi-Tenant Gross Form 3/12/12)	Initials

(ii)   Landlord. During the Lease Term, Landlord shall maintain, at its sole cost and expense, policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an endorsement for inflation and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain at its sole cost and expense flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant on the Property. Tenant shall be liable for the payment of any deductible amount under Landlord’s or Tenant’s insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars ($10,000); provided, however, Tenant shall not be responsible for the deductible under Landlord’s insurance policies unless the cause for the damage or injury was due to Tenant’s negligence or willful misconduct. Tenant shall not do or permit anything beyond the Permitted Uses to be done which invalidates any such insurance policies.

(c)      General Insurance Provisions.

(i)    Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days written notice prior to any cancellation or modification of such coverage.

(ii)   If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within thirty (30) days after receipt of a statement that indicates the cost of such insurance.

(iii)  Tenant shall maintain all insurance required under this Lease with companies holding a “General Policy Rating” of A-VII or better, as set forth in the most current issue of “Best Key Rating Guide”. Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Tenant.

(iv)  Tenant shall take no action nor refrain from any action, including but not limited to the use or ancillary use of the Property by Tenant, its employees, contractors or business invitees, the effect of which impairs, terminates or causes any significant increase in the premiums charged for insurance maintained by the Landlord or the Tenant; provided that if the sole issue is the increase in insurance premiums, if approved by the Landlord, the Tenant shall pay, as additional rent hereunder the full amount of such increase that is based substantially on the actions or inactions of the Tenant.

(v)   Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

Section 4.05 Parking & Common Areas.

(a)      Specific Provision re: Vehicle Parking. Tenant shall be entitled to use the exclusive number of vehicle parking spaces, if any, in the Project allocated to Tenant in Section 1.10 of the Lease. Tenant will be permitted to install fencing or a border around Tenant’s exclusive parking areas and Landlord will use reasonable efforts to enforce Tenant’s parking rights against other tenants in the Project. Tenant shall be entitled to use other parking spaces on a first come, first serve basis, provided that if the Landlord determines that it is reasonably necessary, the Landlord may establish reasonable rules and regulations concerning the use of common parking spaces. All parking shall be without paying any additional rent. Except for the exclusive parking granted to Tenant and other tenants within the Project, no tenant’s (including the Tenant’s parking) shall be reserved. Parking striped for use by passenger vehicles shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant may use large trucks or other large vehicles to be parked within the Project or on the adjacent public streets (except where prohibited by law or ordinances) to the extent that such areas are not committed to passenger vehicle parking, again provided that the Landlord may adopt reasonable rules and regulations if it becomes necessary to control parking of such vehicles. No Vehicles shall be parked in driveways, loading areas (except with the permission of the applicable tenant or other locations not specifically designated for passenger, pickup truck and or large truck parking. Handicapped spaces shall only be used by those legally permitted to use them.

(b)      Maintenance of Common Areas. Landlord shall maintain those areas of the Project that are not set aside for exclusive use by one Tenant (the “Common Areas”) in good order, condition and repair and shall operate the Project, in Landlord’s sole discretion, as a first-class industrial/commercial real property development; provided, however, Landlord shall at all times ensure Tenant has access to its parking areas.

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Section 4.06 Late Charges. Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs is impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment by the tenth day of the applicable month, and such nonpayment continues for an additional 5 days after Landlord’s written notice to Tenant of the delinquency, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 4.07 Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the due date of such amount, However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

ARTICLE 5: USE OF PROPERTY

Section 5.01 Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

Section 5.02 Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a temporary Certificate of Occupancy or the jurisdictional equivalent, required for Tenant’s occupancy of the Property, or a portion thereof, and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

Section 5.03 Hazardous Materials. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, subleases or invitees without the prior written consent of Landlord. This provision shall not prohibit commercially reasonable quantities of Hazardous Materials used in cleaning or other purposes in the ordinary course of business by the Tenant; provided that all such use shall be in strict accord with all laws, rules, regulations, ordinances or other restrictions on such use and in accord with all applicable manufacturer’s restrictions. If any of such uses requires a special permit, the Tenant shall obtain such permit at its sole cost and expenses. Moreover, no application for such a permit may be made without the Landlord’s specific written approval, which may be granted or withheld in the sole and unfettered discretion of the Landlord. Failure to obtain such prior approval shall constitute a non-curable default, unless waived in writing by the Landlord. If and to the extent that the Landlord has to or elects to obtain approval of any institutional lender who has loaned Landlord money secured by the Project, by itself or with other projects, the failure of such lender to approve such permit application shall be full and complete justification for refusing to approve the application for such a permit. In no event, however, shall Landlord be required to consent to the installation or use of any above or underground storage tanks on the Property. Notwithstanding anything in this Section 5.03 or elsewhere in this Lease to the contrary, Landlord understands and agrees that Tenant’s use of the Premises includes the use, assembly, storage and disposal of certain Hazardous Materials related to the automotive and alternative energy industries, and Landlord further agrees the provisions of this Section 5.03 shall not apply so long as Tenant’s use, assembly, storage and disposal of such Hazardous Materials are performed in compliance with all applicable laws.

Section 5.04 Signs and Auctions. Tenant has the right to install exterior building façade signage in accordance with City of Casa Grande, Arizona’s applicable laws and ordinances. Other than wayfinding and signs reserving Tenant’s exclusive parking areas, Tenant shall not place any signs on the Property without Landlord’s prior written consent, which will not be unreasonably withheld, conditioned or delayed. Tenant shall not conduct or permit any auctions or sheriffs sales at the Property.

Section 5.05 Indemnity. Tenant shall indemnify, defend, and hold harmless Landlord and its officers, directors, employees, agents, contractors, and representatives for, from and against any and all costs, claims or liability arising from: (a) omitted; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done (by itself or on its behalf) in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant or any of its officers, directors, employees, agents, contractors and representatives; (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any violation of the duties of Tenant concerning Hazardous Materials referenced above in Section 5.03, or (e) any misrepresentation or breach of warranty by Tenant under this Lease. Tenant shall defend Landlord and its officers, directors, employees, agents, contractors and representatives against any such cost, claim or liability at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord, its officers, directors, employees, agents, contractors, and representatives for any legal fees or costs incurred by Landlord in connection with any such claim. Landlord will indemnify and hold Tenant harmless from any and all costs, claims or liability arising from Landlord’s breach of the Lease, and Landlord’s negligence or willful misconduct, or the negligent or wrongful acts of Landlord’s employees, members, contractors, agents, and representatives. The provisions of this Section 5.05 shall survive the expiration or earlier termination of the Lease.

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Section 5.06 Landlord’s Access. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or, if during the last 12 months of the Lease Term, to prospective tenants; to inspect and conduct noninvasive tests in order to monitor Tenant’s compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord reasonably deems necessary to cure a Tenant default. Landlord’s entry is conditioned upon: (i) giving Tenant at least 48 hours prior notice of such entry, except in the case of an emergency that threatens imminent bodily injury or property damage; (ii) accompaniment by a Tenant escort; (iii) compliance with Tenant’s reasonable security rules and regulations; (iv) causing minimal disruption to Tenant’s business; and (v) obtaining nondisclosure agreements from the third party that is entering the Property. Landlord may place customary “For Sale” or “For Lease” signs on the Property during the last 12 months of the Lease Term.

Section 5.07 Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, subject to any rights of offset, deduction, or defenses, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE 6: CONDITION OF PROPERTY, MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01 Existing & Future Conditions. Landlord represents and warrants to Tenant that, as of the date hereof, (i) the Property is structurally sound, in compliance with all laws, and in good working order and repair, including but not limited to the roof, mechanical, electrical, plumbing, sprinkler, and all door systems; and (ii) all common areas, including the parking areas, are in good working condition and in compliance with the Americans with Disabilities Act. Landlord will ensure all drywells located in, on, or around the Property are registered with the Arizona Department of Environmental Quality and will comply with all regulations with respect to the drywells thereto. Subject to the foregoing, Tenant will accept the Property in its condition as of the execution of the Lease, subject to all laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the suitability of the Property for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. Moreover, from time to time, the Landlord may find it necessary to grant easements, dedicate rights-of-way or otherwise encumber the Project including, but not limited to expansion, providing additional utilities, cooperate with municipal or other governmental authorities. Landlord may do so, in its reasonable discretion, provided Tenant’s use of, or access to, the Property, including the parking areas, will not be unreasonably impaired. Tenant shall be entitled to a reduction of rent to the extent of such impairment, either as agreed between Landlord and Tenant or by binding arbitration.

Section 6.02 Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord’s negligence or willful misconduct, or Landlord’s breach of its obligations, representations, and warranties under this Lease. As used in the foregoing sentence, “Landlord” shall include Landlord’s employees, members, contractors, agents, and representatives.

Section 6.03 Landlord’s Obligations. Subject to the provisions of ARTICLE 7:(Damage or Destruction) and ARTICLE 8: (Condemnation), and except for damage caused by any act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, Landlord shall keep the foundation, roof and structural portions of exterior walls of the improvements on the Property in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, or the interior surfaces of exterior walls. Landlord will perform routine maintenance and repairs at regular intervals consistent with other landlords of similar first class buildings in the Phoenix metropolitan area, including regular landscaping and window washing. In addition, Landlord shall cause periodic inspections of the drywells located on or around the Premises and shall ensure there is no contamination of the soil or groundwater attributable to the operations at the Property. If Landlord fails to perform any repair within a reasonable period of time, but in any event within 30 days or less in the event of an emergency, Tenant has the right to perform the repair and deduct the reasonable cost therefor from Base Rent until fully reimbursed.

Section 6.04 Tenant’s Obligations. Except as provided in Section 6.03, ARTICLE 7: (Damage or Destruction) and ARTICLE 8: (Condemnation), and subject to Landlord’s obligations in Section 6.03 above, Tenant shall keep all portions of the Property (including nonstructural, interior systems and equipment) in good order, condition and repair. If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Landlord shall maintain, repair, and replace the heating and air conditioning systems. Tenant will be responsible to change their own air filters at Tenant’s cost. In addition, Tenant shall, at Tenant’s expense, repair any damage to the roof, foundation or structural portions of walls caused by Tenant’s wrongful acts or omissions. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive, first-class condition. Tenant shall fulfill all of Tenant’s_obligations under this Section 6.04 at Tenant’s sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

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Section 6.05 Alterations, Additions, and Improvements. Tenant shall not make any alterations, additions, or improvements to the Property without Landlord’s prior written consent, except for non-structural alterations which do not exceed One Hundred Thousand Dollars ($100,000) in aggregate cost and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount reasonably satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 6.05 upon Landlord’s written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a reputable, licensed contractor (provided, however, Tenant shall not engage any contractor which Landlord had previously disclosed to Tenant as a restricted contractor). Upon completion of any such work, if requested by Landlord as a condition of approval, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials. Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Property. Landlord may elect to record and post notices of non-responsibility on the Property. Notwithstanding the provisions of this Section 6.05, Landlord hereby approves of Tenant’s planned improvements described on Exhibit C.

Section 6.06 Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received (if and to the extent that this Lease relates to a continuation of a previous Lease between Landlord or its predecessor in interest or the Tenant was the assignee of a Lease of the Property, the reference to “received” shall mean the commencement of the somewhat continuous occupancy of the Property) except for ordinary wear and tear and other repairs and damage which Tenant was not otherwise obligated to repair under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under ARTICLE 7: (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) prior to the expiration of the Lease and to restore the Property to its condition at the time Tenant received it, all at Tenant’s expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant’s expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment (but this Section 6.05 shall not be construed to restrict Tenant from removing any heating or air conditioning equipment installed by Tenant, so long as (i) such equipment can be removed without causing damage to the structure or building systems that cannot reasonably be repaired, and (ii) the tenant improvement allowance described in Article 17 below was not used to purchase such equipment); fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE 7: DAMAGE OR DESTRUCTION

Section 7.01 Partial Damage to Property. Tenant shall notify Landlord in writing immediately upon the discovery of any substantial damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant’s operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Section 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant’s fixtures, equipment, or improvements. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Section 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred; provided, however, Tenant may, at its sole option, elect to pay for the amount not covered by insurance proceeds in which case Landlord’s termination will be void and Landlord will thereafter diligently commence restoration of the Property upon receipt of Tenant’s payment for such additional amount to repair the damage not covered by insurance proceeds. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage and if the damage was due to an act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, Tenant will pay Landlord the deductible amount (if any) and the difference between the actual cost of repair and any insurance proceeds received by Landlord (if any). If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located when Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within thirty (30) days after receiving Landlord’s termination notice. If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage.

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Section 7.02 Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Tenant may elect to have Landlord rebuild the Property at Landlord’s own expense, in which case this Lease shall remain in full force and effect. Tenant shall notify Landlord of such election within thirty (30) days after Tenant’s notice of the occurrence of total or substantial destruction. If Tenant so elects, Landlord shall rebuild the Property at Landlord’s sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03 Temporary Abatement of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this ARTICLE 7:, any rent payable during the period of such damage, repair and /or restoration shall be reduced according to the degree, if any, to which Tenant’s use of or access to the Property, including the parking areas, is impaired. Except for such possible reduction in Base Rent and Additional Rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

Section 7.04 Insurance Proceeds. Landlord’s failure to obtain or maintain property insurance as required pursuant to Section 4.04(b) shall not limit Landlord’s liability therefor. In the event of damage or destruction to the Property, Landlord shall be responsible for the amount of the insurance proceeds that would have been payable had Landlord obtained the property insurance pursuant to Section 4.04.

ARTICLE 8: CONDEMNATION. If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, or material access to the Property, is taken, Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within twenty (20) days after receipt of written notice of such taking (or in the absence of such notice, within twenty (20) days after the condemning authority takes title or possession). If Tenant does not terminate this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property rendered unusable by Tenant. Any Condemnation award or payment shall be distributed in the following order: (a) first, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant’s trade fixtures or removable personal property; and (b) second, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense.

ARTICLE 9: ASSIGNMENT AND SUBLETTING

Section 9.01 Landlord’s Consent Required. No portion of the Property or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord’s prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.04 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord’s consent. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord’s consent.

Section 9.02 Tenant Affiliate. Tenant may assign this Lease or sublease the Property without Landlord’s consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant (“Tenant’s Affiliate”). In such case, as a condition to be performed within 30 days of any such assignment or sublease, Tenant’s Affiliate shall assume in writing all of Tenant’s obligations under this Lease.

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Section 9.03 Conditional Release of Tenant. No transfer permitted by this ARTICLE 9:, whether with or without Landlord’s consent, shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease except in the case of an assignment in which the assignee agrees in writing to assume all of Tenant’s obligations and liabilities under this Lease. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this ARTICLE 9:. Consent to one transfer is not a consent to any subsequent transfer.

Section 9.04 Landlord’s Consent. Tenant’s request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant’s compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

(a)      If Tenant assigns or subleases, the following shall apply:

(i)    Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord’s Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord’s Share shall be paid by the assignee or subtenant to Landlord directly. The “Profit” means (A) all amounts paid to Tenant for such assignment or sublease, including “key” money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements related to the subtenant’s occupancy rights, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker’s commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord’s Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

(ii)   Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant’s books and records to verify the accuracy of such statement. Landlord’s receipt of Landlord’s Share shall not be a consent to any further assignment or subletting. The breach of Tenant’s obligation under this Section 9.04(a)(ii) shall be a material default of the Lease.

Section 9.05 No Merger. No merger shall result from Tenant’s sublease of the Property under this ARTICLE 9:, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE 10: DEFAULTS; REMEDIES

Section 10.01 Time is of the essence in the performance of all covenants and conditions.

Section 10.02 Tenant Defaults. Tenant shall be in Default of this Lease:

(a)      omitted;

(b)      If Tenant fails to pay rent or any other charge when due and such failure continues for an additional five (5) days after Tenant’s receipt of Landlord’s notice of the nonpayment;

(c)      If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, no grace period shall apply if Tenant’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this Section is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement;

(d)      If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and Tenant does not commence action to have the petition dismissed within sixty (60) days of such filing; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease and Tenant does not commence action to restore possession within sixty (60) days; or (iv) if substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure and Tenant does not commence action to have the seizure discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this subsection (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease; or

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(e)      If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant’s obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

Section 10.03 Landlord Default. Landlord shall be in default if Landlord fails to perform any of Landlord’s obligations under this Lease for a period of thirty (30) days after written notice from Tenant provided that if more than thirty (30) days are required to complete such performance, Landlord shall not be in default if Landlord commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, no grace period shall apply if Landlord’s failure to perform constitutes a non-curable breach of this Lease. Upon a default by Landlord, Tenant shall have all rights available to it at law and in equity.

Section 10.04 Remedies. On the occurrence of any default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a)      Terminate Tenant’s right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of ten percent (10%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). Landlord shall use best efforts to mitigate its damages in the event of any default by Tenant;

(b)      Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due; and/or

(c)      Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

Section 10.05 Repayment of “Free” Rent. If this Lease provides for a postponement of any monthly rental payments, a period of “free” rent or other rent concession, such postponed rent or “free” rent is called the “Abated Rent”. Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant’s obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant’s full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession.

Section 10.06 Cumulative Remedies. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE 11: PROTECTION OF LENDER

Section 11.01 Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant’s right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default, subject to any rights of offset or deduction and subject to any defenses under the Lease. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

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Section 11.02 Attornment. If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as Landlord under this Lease provided the transferee agrees in writing to recognize Tenant’s rights under the Lease and assume Landlord’s obligations hereunder. Subject to execution of a nondisturbance agreement in form reasonably satisfactory to Tenant, Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord’s interest.

Section 11.03 Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to respond within twenty (20) days after written request, Landlord may treat such failure constitute a material default under this lease and if the default is not timely cured, enforce all of its remedies hereunder.

Section 11.04 Estoppel Certificates.

(a)      Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement in form reasonably satisfactory to Tenant certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to the status of the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within twenty (20) days after Landlord’s request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b)      If Tenant does not deliver such statement to Landlord within such twenty (20)-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease.

Section 11.05 Tenant’s Financial Condition. Within twenty (20) days after written request from Landlord, Tenant shall deliver to Landlord its most recent financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any such financial statements required by such lender to facilitate the financing or refinancing of the Property. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE 12: LEGAL COSTS

Section 12.01 Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys fees and costs. The losing party in such action shall pay such attorneys fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; or (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

Section 12.02 Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorneys fees incurred in connection with Tenant’s request for Landlord’s consent under ARTICLE 9: (Assignment and Subletting), not to exceed Two Thousand Five Hundred Dollars ($2,500).

ARTICLE 13: MISCELLANEOUS PROVISIONS

Section 13.01 Omitted.

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Section 13.02 Landlord’s Liability; Certain Duties.

(a)   As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under a ground lease of the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b)      Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) -day period and thereafter diligently pursued to completion.

(c)      Notwithstanding any term or provision here into the contrary the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease. For purposes of this Section 13.02(c), “interest in the Property and Project” shall mean sales proceeds, insurance proceeds, condemnation awards, and rental income attributable to the Project.

Section 13.03 Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04 Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Property with Tenant’s expressed or implied permission.

Section 13.05 Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 13.06 Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered, sent by a national overnight courier or by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, with an email copy sent to legal@lucidmotors.com. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

Section 13.07 Waivers. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08 No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a “Short Form” memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

Section 13.09 Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of Arizona shall govern this Lease. Notwithstanding the foregoing, Tenant may have claims under the terms of this Lease which involve amounts which are not liquidated. The Tenant agrees that it shall be entitled to reduce or offset an obligation of the Landlord to the Tenant with respect to such unless and until they are liquidated, but only the unliquidated amount shall be deferred until liquidation.

Section 13.10 Corporate Authority; Partnership Authority. Each person signing this Lease on behalf of its respective party represents and warrants to the other party that such individual has full authority to do so and that this Lease binds the named party.

Section 13.11 Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 13.12 Force Majeure. If either party cannot perform any of its obligations due to acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events.

Section 13.13 Execution of Lease. This Lease may be executed in counterparts and in digital or PDF format and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord’s delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

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Section 13.14 Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease. All rights of Tenant to receive reimbursement or credits against Base Rent shall survive the termination of this Lease.

Section 13.15 Confidentiality. Landlord shall not make public announcements regarding Tenant’s proposed or actual occupancy of the Property without Tenant’s prior consent. All information specifically labeled as “confidential” or that would reasonably be presumed to be confidential, including all nonpublic information relating to Tenant’s technology, operations, suppliers, business plans, finances and other business affairs (“Confidential Information”), that is learned by or disclosed to Landlord with respect to Tenant’s business in connection with this leasing transaction shall be kept strictly confidential by Landlord and shall not be used (except for Landlord’s confidential internal purposes or as otherwise required by applicable laws) or disclosed to others by Landlord, without the express prior consent of Tenant. The provisions of this Section shall survive for one (1) year following the expiration or termination of this Lease and shall continue to bind Landlord after Landlord’s conveyance of the Project or any portion thereof. For purposes of this Section 13.15, “Landlord” shall also mean Landlord’s employees, contractors, vendors, agents, property managers, and brokers.

Section 13.16 Consequential Damages. Neither Landlord nor Tenant shall be liable to the other for consequential damages, such as lost profits or interruption of either party’s business, except that this sentence (i) shall not limit the indemnification obligations of either party under this Lease with respect to third party claims, and (ii) shall not apply to Landlord’s breach of its confidentiality obligations under this Lease.

Section 13.17 Foreign Trade Zone. Landlord acknowledges Tenant may use a portion or all of the Property as a foreign trade zone (“FTZ”). Landlord will reasonably cooperate with Tenant and Tenant’s FTZ consultant, at no additional cost to Landlord, in securing and maintaining FTZ status for the Property. Such actions may include, without limitation, enforcing Tenant’s reasonable security rules and regulations with respect to the Property.

ARTICLE 14: BROKERS

Section 14.01 Broker – Owner/Agent. Harrison Properties, LLC (“HP”) is a licensed real estate broker. HP’s primary owner is James D. Harrison, Jr. (“Harrison”) who is not licensed. Its designated broker is Natalie Dalton (collectively the “Broker”) and HP provides leasing services for Landlord. HP is paid a management fee for managing the Property. None of HP, Harrison or the Broker are paid any commission or fee for the Lease. Moreover, one or more of HP, Harrison and the Broker are part owners of the Landlord.

Section 14.02 Broker’s Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Tenant’s Broker named in Error! Reference source not found. above, if any, as provided in the written agreement between Landlord and such Broker for services rendered to Tenant by Tenant’s Broker in this transaction.

Section 14.03 No Other Brokers. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except HP, the HP Agents and the Broker identified in Error! Reference source not found..

ARTICLE 15: COMPLIANCE The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW.

ARTICLE 16: RENTAL ABATEMENT

Base rent will be abated February 2020 and March 2020. Tenant will be responsible to pay utilities during abatement period.

ARTICLE 17: TENANT IMPROVEMENTS

Landlord will provide a tenant improvement allowance equal to One Million Two Hundred Thousand Five Hundred Five Dollars and No/100 ($1,200,505.00) to be used for evaporative cooling, fans, dock equipment, modification of parking lot, signage, office buildout, electrical distribution, compressed air network and equipment foundations. The tenant improvement allowance will be paid within thirty (30) days of Tenant’s written request therefor, along with unconditional lien waivers, or conditional lien waivers and proof that Tenant has paid for such portion of the work, for which it seeks reimbursement.

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ARTICLE 18: OPTIONS

Provided Tenant is not in default under any of the current lease provisions, Landlord will grant two (2) one (5) year options to renew, Tenant must provide Landlord with a six (6) month written notice to exercise each option.

4/1/25 – 3/31/30                     $85,545.45 psf gross plus any additional sales and/or rental tax

4/1/30 – 3/31/35                     $95,050.50 psf gross plus any additional sales and/or rental tax

Landlord and Tenant have signed this Lease on or before the date specified in Error! Reference source not found. and have initialed all Riders which are attached to or incorporated by reference in this Lease.

	“LANDLORD”	“TENANT”

	CADC Partners, LLC,	Atieva USA, Inc.
	an Arizona limited liability company	a Delaware Corporation

By:	/s/ James D. Harrison	By:	/s/ Peter Rawlinson
	James D. Harrison Jr., President	Peter Rawlinson, CEO

Date:	1-23-2020	Date:	1-17-20

IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS. THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL FOR THE LANDLORD. NO REPRESENTATION OR RECOMMENDATION IS MADE BY SUCH LEGAL COUNSEL, THE LANDLORD, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE

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